Exhibit 8.3

[Letterhead of Farris, Vaughan, Wills & Murphy LLP]

November 28, 2014

Seaspan Corporation

Unit 2, 2nd Floor, Bupa Centre

141 Connaught Road West

Hong Kong, China

Attention:         Sai W. Chu, Chief Financial Officer

Dear Sirs:

RE: Seaspan Corporation—Registration Statement on Form F-3

We have acted as Canadian tax counsel of Seaspan Corporation (the “Company”) with respect to certain legal matters in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement dated November 28, 2014 on Form F-3 (such registration statement, the “Registration Statement”), for the registration for sale of 3,833,938 Class A common shares of the Company.

In connection therewith, we have reviewed the discussion set forth under the caption “Non-United States Tax Considerations—Canadian Federal Income Tax Considerations” in the Registration Statement (the “Discussion”).

All statements of legal conclusions contained in the Discussion, unless otherwise noted, in our opinion are correct and accurate with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the Discussion, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of such Canadian federal income tax matters (except for the representations and statements of fact of the Company included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder.

Yours truly,

/s/ Farris, Vaughan, Wills & Murphy LLP

Farris, Vaughan, Wills & Murphy LLP